UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2003

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-12175

75-2662240

(State or other jurisdiction of incorporation)

(Commission File No.)

(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, Texas 76092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.

(Former name or former address, if changed since last report.)

Item 5.                    Other Events and Regulation FD Disclosure

On April 10, 2003, Sabre Travel International Limited, an indirect subsidiary of the Registrant (the “Company”) reached a three-year agreement with United Air Lines, Inc. under which the airline will make available to Sabre global distribution system (“Sabre GDS”) users all of its publicly available fares, promotions, and services in the United States, the U.S. Virgin Islands, the Caribbean and Europe (“covered territory”) through the Sabre GDS.  The airline has also agreed to participate in the Sabre GDS at its highest level, direct connect availability (“DCA”), for three years, subject to certain limited rights of United Air Lines, Inc. to reject the agreement in bankruptcy.  The airline’s previous agreement to participate in the Sabre GDS was terminable by either party on thirty (30) days notice.

Under the agreement, the airline will make available to Sabre GDS users all published fares, including Web fares, that the airline offers through its own reservation centers, or through its own or any third-party’s Web site, but excluding certain private fares such as corporate discounts and so-called “opaque fares”, that is, fares where the airline’s identity is not disclosed until after the sale.  The airline will provide access to all of these published fares through all channels of the Sabre GDS, including Internet (such as Travelocity.com) and off-line channels.

Further, the airline has agreed to make available to Sabre GDS users any products, services, commissions, or passenger perquisites or amenities that the airline makes generally available in connection with bookings made by others on any other GDS or third-party Web sites.

In exchange, the airline will receive a discount on booking fees for bookings made by Sabre GDS users in the covered territory.  In addition, the Company has agreed to hold the booking fee for the airline’s bookings at this level of participation steady for the three-year term of the agreement.

This agreement, along with the US Airways, Inc. agreement announced in 2002, assures all Sabre GDS users of access to high quality, full content concerning the flights and fares of carriers participating in the three-year program and of other forms of non-discriminatory treatment.  As a consequence, the Company believes that United’s participation in the program, as well as that of the other participants, will play a role in diminishing the present shift of bookings away from GDSs  to airline controlled outlets.

Item 9.                    Regulation FD Disclosure

On April 14, 2003 Sabre Holdings Corporation issued a news release attached hereto as Exhibit 99.1.  Additionally, Sabre has developed a presentation entitled United Airlines DCA Three Year Announcement dated April 14, 2003 which is attached hereto as Exhibit 99.2.

Exhibit(s)

Exhibit	Description
99.1	News release issued by Sabre Holdings Corporation on April 14, 2003.
99.2	United Airlines DCA Three Year Announcement presentation dated April 14, 2003.

All of the information furnished in the accompanying exhibit(s) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Notice

Statements in this report which are not purely historical facts, including statements about airlines’ acceptance of the new participation level and the effect on the number of reservations made through the Sabre GDS, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Sabre Holdings on the date this report was submitted.  Sabre Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the computer reservation system rules proposed by the Department of Transportation; possible merger and acquisition activity by Sabre Holdings; Sabre Holdings’ revenues being highly dependent on the travel and transportation industries; airlines limiting their participation in travel marketing and distribution services; structural changes within the travel industry, such as the financial instability or bankruptcy of many of the air carriers; or a decrease in travel related to the war in Iraq, the possibility of further terrorist attacks, hostilities and war, traveler fear of exposure to contagious disease, and delays resulting from added security measures at airports.  Sabre Holdings may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-K/A with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

	By:	/s/ James F. Brashear
	Name:	James F. Brashear
	Title:	Corporate Secretary

Date: April 14, 2003

EXHIBIT INDEX

Exhibit 99.1:	News release issued by Sabre Holdings Corporation on April 14, 2003.
Exhibit 99.2:	United Airlines DCA Three Year Announcement presentation dated April 14, 2003.